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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-6397) and the related Prospectus of UroHealth System, Inc. for the registration of 10,079,624 shares of its common stock and the incorporation by reference therein of our report dated January 8, 1997, with respect to the financial statements of Urohealth Systems, Inc. for the year ended June 30, 1994, included in its Transition Report (Form 10-K/A) for the nine months ended March 31, 1996, filed with the Securities and Exchange Commission.



                                        /s/ CHERRY, BEKAERT & HOLLAND, L.L.P.
                                        ----------------------------------------
                                        CHERRY, BEKAERT & HOLLAND, L.L.P.


Augusta, Georgia

April 14, 1997